EXHIBIT 10.15


                               FINANCING AGREEMENT

                                                               December 20, 2001



Itasca Business Credit, Inc.
Parkdale Plaza, Suite 146
1660 South Highway 100
St. Louis Park, MN 55416-1524

Gentlemen:

         We propose the following arrangement with you for borrowing from you based upon the loan value of our "accounts" (as that term is defined in the Uniform Commercial Code) secured by a security interest in the accounts and other collateral, as granted to you by the Security Agreement between us dated December 12, 2001 herewith.

SECTION I. LOAN AGREEMENT

         At our request, you in your sole discretion may lend to us up to eighty percent (80.0%) of the net amount of accounts which are listed in current schedules provided by us and which are deemed eligible for advances by you, or any greater or lesser percentage at your absolute discretion. Loans for additional sums requested by us may be made at your sole discretion based upon your valuation of other collateral or other factors. All borrowings pursuant hereto shall be due on demand and shall be evidenced by a Revolving Note dated December 20, 2001 herewith payable to your order.

         At your discretion, you may from time to time make additional loans to us on a demand basis, evidenced by Term Note(s). All of the collateral pledged to you shall secure all of our obligations under the Revolving Note and any Term Note(s).

         You may from time to time furnish to us a statement of our account. Any such statement shall be conclusive on us unless and except as written objections thereto calling your attention to errors are received by you within 30 days after it is mailed or delivered to us.

SECTION II. CHARGES

         A. We agree to pay interest on the net balance owed to you at the close of each day at a rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is two and one half percent (2.5%) in excess of the publicly announced prime rate (or other publicly announced reference rate) of interest charged by U.S. Bank, N.A. Such interest will be due and payable to you at the close of each month. We understand that the foregoing prime rate or reference rate may not represent the lowest rate charged by the foregoing lender.


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         B. If a third party participates in the advances to us, however, the charge with respect to the portion of the borrowings represented by the third party's advances will be the amount of its charges and a management fee of 1/2% charged by you by reason of such participation.

         C. There will be a net minimum interest charge payable to you of $3,125.00 per month. We further agree that if this agreement is terminated under
Section VIII hereof, regardless of the date of such termination, the total charges which shall have been paid or which shall be payable net to you, shall not be less than $3,125.00 each month for a minimum of twelve months. In the event BNC National Bank pays off our borrowings with Itasca Business Credit, Inc., total charges shall not be less than $3,125.00 each month for a minimum of nine months.

         D. We shall pay an amount equal to one percent (1.0%) per annum of the Revolving Note payable to you at time of your initial funding and every one year anniversary date thereafter until such time that the Revolving Note is paid.

         E. We agree to pay a charge of $750 per day per auditor plus out-of-pocket expenses while you are conducting audits and inspections of our books.

         F. We agree to pay a wire transfer charge of $15.00 for every wire transfer processed by Itasca and $15.00 for any returned checks charged against your account for funds deposited on our behalf.

SECTION III. LISTING ACCOUNTS

         A. Prior to or concurrently with our initial borrowing hereunder, and monthly thereafter, we shall furnish you a list and aging of all accounts owned by us, in form acceptable to you; and weekly, or at other intervals mutually agreed upon, we will deliver to you a list of all accounts created or acquired by us since our last previous list and aging of accounts.

         B. We warrant that, except as may be disclosed in the lists of accounts furnished to you: each billing correctly states the subject matter and terms of sale; the merchandise conforms thereto and is in all respects acceptable to the customer; the date of billing is not prior to shipment; the account debtor is not a subsidiary or affiliated company; and that we have no reason to believe the account will not be paid in the regular course of business.

SECTION IV. CUSTODY AND INSPECTION OF RECORDS; HANDLING OF COLLECTIONS

         A. All ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to accounts shall, until delivered to you or removed by you from our premises, be kept on our premises without cost to you in appropriate containers in safe places.


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         B. Until our authority to do so is terminated by written notice from you (which notice you may give at any time), we will at our expense and on your behalf collect as your property and in trust for you all amounts unpaid on accounts, and shall not mingle such collections with our own funds. We shall remit all collections to you in kind, duly endorsed, on the same day if practical, otherwise on the following business day; and you shall credit the same to our account (subject to final collection thereof) after allowing three days for collection of such deposits. This provision is subject to your rights under paragraphs 4 and 5 of the Security Agreement of even date herewith.

         C. If you take over the handling of collections, you may remove from our premises all books and records, correspondence, documents and files relating to accounts; and you may without cost or expense to you use such of our personnel, supplies, space and equipment at our place of business as you may desire for the handling of collections. We will pay any and all reasonable internal, office and out of pocket expenses and costs of collection (including reasonable attorneys fees) incurred by you in your handling of or effort to enforce collections.

SECTION V. REPORTS

         We will furnish you: (a) monthly, in such detail as you may request, written reports, certified as correct by one of our officers, showing all sales of merchandise, returns and allowances, collections, and all miscellaneous charges and credits affecting the collateral; (b) monthly, similarly certified financial and operating statements; (c) annually, at our expense, a complete certified audit report of our operations and condition made by an independent certified public accountant satisfactory to you; and (d) upon issuance, copies of all public accountants' report rendered to us while we are indebted to you;
(e) within five days after the due date, proof of payment or deposit, when due, of all withholding and F.I.C.A. taxes owing by us from time to time; and (f) such other financial or other information regarding us or any guarantor as you may request.

SECTION VI. WARRANTIES, REPRESENTATIONS AND COVENANTS

         We warrant, represent to and covenant with you that we shall not: permit any levy, attachment or restraint to be made affecting any of our assets; or permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any or all of our assets. Except with your prior written consent, we shall not: (a) other than in the ordinary course of our business, sell, lease or otherwise dispose of or transfer any of our assets; (b) merge or consolidate with any other corporation; (c) acquire any other corporation; (d) enter into any transaction not in the usual course of our business; (e) make any investment in the securities of any person, association, firm, entity or corporation other than securities of the United States of America; (f) guarantee or otherwise become in any way liable with respect to the obligations of any person, association, firm, entity or corporation except by endorsement of instruments or items of a payment for deposit to our general account or which are transmitted or turned over to you on account of our obligations; (g) pay or declare any dividends upon our capital stock; (h) redeem, retire, purchase or otherwise acquire directly or indirectly any of our capital stock; (i) make any change in our capital structure or in any of our business objectives, purposes and operations which might in any way adversely affect our ability to repay our obligation; (j) make any distribution of our property or assets; (k) incur any debts for borrowed money; (l) incur any debts other than trade payables which must be incurred and paid in the ordinary course of our business; or (m) make any loan, advance, contribution or payment of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder thereof (except compensation for personal services rendered). In


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addition, we further agree that we will not encumber, pledge, assign or permit to be created a lien or security interest in any of our property except for the liens in favor of the following persons on the following property:

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We hereby represent that none of the accounts shall at any time be subject to a bond or other surety unless we have notified you in writing in advance of obtaining the bond. All covenants, representations and warranties set forth in this agreement and in any other agreements executed by us in connection herewith and all terms, conditions, provisions and agreements to be performed by us pursuant to this agreement and such other agreements shall be true and satisfied at the time of our execution and shall survive the closing thereof and the execution and delivery of such agreements.

SECTION VII. MISCELLANEOUS

         A. We agree that you may from time to time, for your convenience, segregate or apportion the collateral for purposes of determining the amounts and maximum amounts of loans and advances which may be made hereunder. Nevertheless, your security interest in all such collateral, and any other collateral rights, interest and properties which may now or hereafter be available to you, shall secure and may be applied to the payment of any and all loans, advances and other indebtedness secured by your security interest, in any order or manner of application and without regard to the method by which you determine to make loans hereunder.

         B. We hereby irrevocably make, constitute and appoint you, or any person whom you may designate, our true and lawful attorney with power to receive, open and dispose of all mail addressed to us; to endorse the name of our company upon any notes, acceptances, checks, drafts, money orders or other means of payment that may come into your possession as payment of or upon accounts or other collateral; to endorse the name of our company on any invoice, freight or express bill or bill of lading relating to any collateral; to sign our name to drafts against debtors, to assignments and verification of accounts and notices thereof to debtors; and to do all other things necessary or proper to carry out the intent of this agreement.

         C. At your request, we will deliver customers' monthly statements to you for examination and for mailing in our stamped addressed envelope. From time to time, you or your representatives may verify directly with customers and the amounts owing, or at your request, we or our independent accountants will do so and deliver the results to you in any manner satisfactory to you.

         D. We agree that any bank participating with you in loans to us hereunder may exercise any and all rights of banker's lien or set-off with respect to such participation as fully as if such participant had lent directly to us the amount of such participation.

         E. We agree to reimburse you for all attorney fees, filing fees, and other out-of-pocket expenses you may incur in connection with the negotiation and/or the interpretation of this agreement or any related agreements, the preparation of documents relating thereto, perfecting any security interest or lien granted thereby, or enforcing any of our obligations to you arising under this or any other agreement between us, regardless of whether litigation is commenced. In addition, we will reimburse you for any out-of-pocket expenses incurred by you in managing our account, including any costs for wire transfers and the costs of checks returned for insufficient funds. If you elect, you may treat the amount of any such expense as a loan to us and add the amount to our loan account with you.


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         F. This agreement shall bind and inure to the benefit of you and us and your and our respective successors and assigns. This agreement, and all assignments of collateral shall be construed pursuant to the laws of the State of Minnesota. We hereby consent to the jurisdiction of the state and federal courts located in Hennepin County, Minnesota and agree that any dispute arising out of this agreement or any agreement delivered in connection herewith shall be venued in Hennepin County, Minnesota. We hereby further waive any right to a jury trial and agree that all disputes arising hereunder shall be tried by the court sitting without a jury.

SECTION VIII. TERMINATION

         We understand that this Financing Agreement represents a discretionary line of credit and that you may refuse to make an advance hereunder at your discretion. In addition, we understand that you may at your election make a demand for amounts due hereunder at any time even though the provisions herein are satisfied. We agree to provide you with 30 days' prior written notice of our election to terminate this agreement and that any termination by us shall be subject to the provisions hereof. Termination by us shall not impair or affect your rights and our obligations then existing.


ITASCA BUSINESS CREDIT, INC.                INSIGNIA SYSTEMS, INC.
Secured Party                               Borrower


By   /s/ Gary Peters                        By   /s/ Scott F. Drill
  ---------------------------------           ---------------------------------
Name:  Gary Peters                          Name:  Scott F. Drill
Title: Vice President                       Title: President


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